                                                                  Exhibit 4.13.1


                             AMENDMENT AND AGREEMENT

         This Amendment and Agreement (this "AMENDMENT"), dated as of April 29, 2005, is entered into by and between EPIXTAR CORP., a Florida corporation (the "COMPANY"), and LAURUS MASTER FUND, LTD., a Cayman Islands company ("LAURUS"), for the purpose of amending the terms of (i) the Secured Convertible Term Note, dated May 14, 2004 (as amended, modified or supplemented from time to time, the "TERM NOTE") issued by the Company to Laurus, (ii) the Common Stock Purchase Warrant I, dated May 14, 2004 (as amended, modified or supplemented from time to time, "WARRANT I") issued by the Company to Laurus, (iii) the Common Stock Purchase Warrant II, dated May 14, 2004 (as amended, modified or supplemented from time to time, "WARRANT II") issued by the Company to Laurus, (iv) the Common Stock Purchase Warrant, dated August 27, 2004 (as amended, modified or supplemented from time to time, "AUGUST 2004 WARRANT") issued by the Company to Laurus, (v) the Common Stock Purchase Warrant, dated February 28, 2005 (as amended, modified or supplemented from time to time, "FEBRUARY 2005 WARRANT" and, together with Warrant I, Warrant II, the August 2004 Warrant and the February 2005 Warrant, the "WARRANTS" and each, a "WARRANT") issued by the Company to Laurus, (vi) the Securities Purchase Agreement, dated as of May 14, 2004, by and between the Company and Laurus (as amended, modified or supplemented from time to time, the "PURCHASE AGREEMENT") and (vii) that certain Registration Rights Agreement, dated as of May 28, 2004, by and between the Company and Laurus (as amended, modified or supplemented from time to time, the "REGISTRATION RIGHTS AGREEMENT"). Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Term Note.

         WHEREAS, the Company and Laurus have agreed to make certain changes to the Term Note, the Warrants and the Registration Rights Agreement as set forth herein;

         NOW, THEREFORE, in consideration of the above, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. Section 2.1(a) of the Term Note is hereby amended by deleting the last sentence thereof and inserting the following new sentence in lieu thereof:

         "For purposes hereof, the "FIXED CONVERSION PRICE" means $1.00, subject to further adjustment as set forth herein."

         2. Laurus and the Company hereby agree that the "Exercise Price" under and defined in each Warrant is hereby amended to mean $1.00, subject to further adjustment after the date hereof as provided in each of said Warrants.

         3. The Company hereby agrees to add to its pending Registration Statement originally filed with the SEC on June 18, 2004 a sufficient number of shares that would be convertible into Common Stock of the Company assuming the full conversion of the Term Note (after giving effect to any adjustments to the Fixed Conversion Price (as defined in the Term Note) made in accordance with
Section 1 of this Amendment) and the complete exercise of all Common Stock Purchase Warrants issued to Laurus by the Company (after giving effect to any adjustments to the exercise price set forth in such warrants made in accordance with Section 2 of this Amendment. Any failure to so include such shares shall constitute an "Event" as set forth in clause (i) of Section 2(b) of the Registration Rights Agreement. Furthermore, the Company and Laurus hereby agree that all Warrants shall be included with the definition of "Warrants" set forth in the Registration Rights Agreement.

         4. The Company and Laurus hereby agree that notwithstanding anything to the contrary contained in Warrant II, the "Effective Date", under and as defined in Warrant II, occurred on July 6, 2004.

         5. The Company hereby represents and warrants to Laurus that (i) each agency that the Company and its Subsidiaries (as defined in the Purchase Agreement) utilize to bill accounts receivable owed to the Company and its Subsidiaries and related to the Company and its subsidiaries' internet service provider ("ISP") business ("ISP Accounts Receivable") are set forth on Schedule I hereto (collectively, the "Existing Billing Agencies" and each, an "Existing Billing Agency"), (ii) all ISP Accounts Receivable are collected by the Existing Billing Agencies, and (iii) each Existing Billing Agency has been irrevocably instructed by the Company and/or the applicable Subsidiary of the Company to direct all ISP Accounts Receivable, and all reserves, holdbacks or similar amounts (each a "Reserve" and collectively, the "Reserves") maintained by such Existing Billing Agencies to the extent no longer required by such Existing Billing Agencies, to the Reserve Restricted Account (as defined in the Reserve Restricted Account referred to in Purchase Agreement).

         6. The Company and the Amendment Subsidiaries (as defined below) hereby assign all amounts collected in the Reserve Restricted Account to secure the Obligations (as defined in each of the Master Security Agreement referred to in the Purchase Agreement (as amended, modified or supplemented from time to time, the "2004 Master Security Agreement") and the Master Security Agreement referred to in the 2005 Purchase Agreement (as amended, modified or supplemented from time to time, the "2005 Master Security Agreement")) owed to Laurus (collectively, the "Laurus Obligations"), and the Company and the Amendment Subsidiaries hereby agree that all such amounts shall be maintained in the Reserve Restricted Account until such date (the "Work Station Date") as one thousand (1,000) additional work stations have become Operational (as defined below) in the call centers of Voxx Corporation and/or its Subsidiaries located in the Phillippines. Upon the occurrence of the Work Station Date, so long as no Event of Default has occurred and is continuing under, and as defined in, any of
(i) the Term Note, the Purchase Agreement or any Related Agreement referred to in the Purchase Agreement or (ii) that certain Secured Term Note issued by the Company and Voxx Corporation, a Florida corporation ("Voxx"), to Laurus on the date hereof (as amended, modified or supplemented from time to time, the "2005 Term Note"), the Purchase Agreement referred to in the 2005 Term Note (as amended, modified or supplemented from time to time, the "2005 Purchase Agreement") or any Related Agreement referred to in the 2005 Purchase Agreement, the amounts maintained in the Reserve Restricted Account shall be as promptly as practicable distributed as follows (such date of distribution, the "Distribution Date"): (i) 50% of such amounts shall be distributed to Laurus to repay the Laurus Obligations in any order that Laurus may elect (without being subject to a prepayment penalty referred to in Section 2.3 of the Term Note) and (ii) the remainder of such amounts shall be distributed to the Company. Furthermore, after the Distribution Date, the Company and the applicable Subsidiaries shall instruct the Billing Agencies to deposit 50% of all ISP Accounts Receivable and 100% of all Reserves into the Reserve Restricted Account to be held as security for the Laurus Obligations; provided that the Company and the Amendment Subsidiaries hereby agree that Laurus may withdraw amounts from the Reserve Restricted Account at any time to repay overdue amounts that are owed by the Company or any of its Subsidiaries to Laurus. Furthermore, the Company and the Amendment Subsidiaries hereby agree that, notwithstanding the foregoing, at any time upon the occurrence and during the continuance of an Event of Default, Laurus may withdraw amounts from the Reserve Restricted Account and apply such amounts to repay the Laurus Obligations in accordance with the terms of each of the aforementioned Master Security Agreements. For the purposes of this Amendment, "Operational" shall mean, with respect to any individual work station in a call center of Voxx Corporation and/or any of its Subsidiaries located in the Phillippines, such work station is enabled to receive or make calls consistent with the design and business intent of the call centers, in each case in a manner reasonably satisfactory to Laurus

         7. Notwithstanding anything to the contrary contained in the Purchase Agreement, the Term Note or any Related Agreement referred to in the Purchase Agreement, the Company hereby agrees that it shall not, and shall not permit any of its Subsidiaries to, without the consent of Laurus, instruct or agree with any Existing Billing Agency or, following the establishment thereof, any Additional Billing Agency (as defined below), to (i) direct any proceeds of any ISP Accounts Receivable or any Reserve to any location other than to the Escrow Account or (ii) modify the calculation with respect to the amount of any Reserve required to be returned to the Company or such Subsidiary, as the case may be, and placed in the Escrow Account (or, in each case, the procedure therefore). The Company agrees to notify, and cause its Subsidiaries to notify, the Purchaser in the event that any of the Company or any of its Subsidiaries intends to enter into a relationship with a billing agency other than the Existing Billing Agencies (such billing agency, an "Additional Billing Agency" and, together with the Existing Billing Agencies, the "Billing Agencies") to collect ISP Accounts Receivable. In such an event, the Company hereby agrees to, and to cause the applicable Subsidiary to, execute documentation in form and substance satisfactory to Laurus, redirecting ISP Accounts Receivables and Reserves maintained by such an Additional Billing Agency to the Escrow Account (or such other deposit account agreed to by Laurus in writing) and have such documentation acknowledged and agreed to by such Additional Billing Agency.

         8. The Company, Voxx and Laurus hereby agree that, simultaneously with the occurrence of an initial public offering of the common stock of Voxx, Laurus shall have the option (but shall not be required) to convert all outstanding Obligations (as defined in the 2004 Master Security Agreement) into the common stock of Voxx at a conversion price equal to 70% of the price of the common stock of Voxx offered in such an initial public offering.

         9. The Company hereby agrees that any violation by the Company or any of its Subsidiaries of any agreement made by the Company contained in this Amendment, or any misrepresentation by the Company of any representation or warranty contained in this Amendment shall, in each case, constitute an "Event of Default" under, and as defined in, each of (i) the Term Note, the Purchase Agreement, the Related Agreements referred to in the Purchase Agreement and (ii) the 2005 Term Note, the 2005 Purchase Agreement and any Related Agreement referred to in the 2005 Purchase Agreement.

         10.      Article IV of the Term Note is hereby amended by deleting
Section 4.12 thereof and inserting the following new Section 4.12 in lieu thereof:

         "4.12 2005 Note, Sands Documents and Related Agreements. An Event of Default, under and as defined in any of (i) that certain Secured Convertible Term Note, dated April __, 2005, issued by EPXR and Voxx Corporation, a Florida corporation, to the Holder (as amended, modified or supplemented from time to time, the "2005 Note"), (ii) the Purchase Agreement referred to in the 2005 Note (as amended, modified or supplemented from time to time, the "2005 Purchase Agreement"), (iii) the Related Agreements referred to in the 2005 Purchase Agreement, (iv) the Sands Securities Purchase Agreement (as defined in the 2005 Purchase Agreement) or (v) the Related Agreements referred to in the Sands Securities Purchase Agreement, shall have occurred and be continuing."

         11. This Amendment shall be effective as of the date hereof following the execution and delivery of same by each of the Company, each Subsidiary of the Company set forth below (each, an "Amendment Subsidiary" and, collectively, the "Amendment Subsidiaries") and Laurus.

         12. Except as specifically set forth in this Amendment, there are no other amendments to the Term Note, the Purchase Agreement, any Warrant or the Registration Rights Agreement, and all of the other forms, terms and provisions of such documents remain in full force and effect.

         13. The Company hereby represents and warrants to Laurus that as of the date hereof, after giving effect to this Amendment, (i) no Event of Default has occurred and is continuing and (ii) all representations, warranties and covenants made by Company and its Subsidiaries in connection with the Term Note, the Purchase Agreement, the Warrants, the Registration Rights Agreement and the Related Agreements referred to in the Purchase Agreement are true, correct and complete and all of Company's and its Subsidiaries' covenant requirements set forth in such documents have been met.

         14. This Amendment shall be binding upon the parties hereto and their respective successors and permitted assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and its successors and permitted assigns. THIS AMENDMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.


         *        *        *        *

         IN WITNESS WHEREOF, each of the Company, the Amendment Subsidiaries and Laurus has caused this Amendment to be effective and signed in its name effective as of the date set forth above.



                                  EPIXTAR CORP.


                                  By: /s/ Ilene Kaminsky
                                      ------------------
                                  Name: Ilene Kaminsky
                                  Title: CEO



                                  NOL GROUP, INC.



                                  By: /s/ Deborah Gambone
                                      -------------------

                                  Name: Deborah Gambone
                                  Title: Vice President

                                  NATIONAL ONLINE SERVICES, INC.



                                  By: /s/ Deborah Gambone
                                      -------------------

                                  Name: Deborah Gambone
                                  Title: Vice President

                                  LIBERTY ONLINE SERVICES, INC.



                                  By: /s/ Deborah Gambone
                                      -------------------

                                  Name: Deborah Gambone
                                  Title: Vice President

                                  AMERIPAGES, INC.



                                  By: /s/ Deborah Gambone
                                      -------------------

                                  Name: Deborah Gambone
                                  Title: Vice President

                                  B2B ADVANTAGE, INC.



                                  By: /s/ Deborah Gambone
                                      -------------------

                                  Name: Deborah Gambone
                                  Title: Vice President



                                  EPIXTAR INTERNATIONAL CONTACT
                                  CENTER GROUP, INC.



                                  By: /s/ Ilene Kaminsky
                                      ------------------

                                  Name: Ilene Kaminsky
                                  Title: CEO

                                  VOXX CORPORATION



                                  By: /s/ Ilene Kaminsky
                                      ------------------

                                  Name: Ilene Kaminsky
                                  Title: CEO

                                  EPIXTAR MARKETING CORP.



                                  By: /s/ Ilene Kaminsky
                                      ------------------

                                  Name: Ilene Kaminsky
                                  Title: CEO

                                  LAURUS MASTER FUND, LTD.


                                  By: /s/ Authorized Officer
                                      ----------------------
                                  Name:
                                  Title: